Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                             CYBEROPTICS CORPORATION
               (Exact name of issuer as specified in its charter)

                 Minnesota                              41-1472057
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

                             5900 Golden Hills Drive
                             Golden Valley, Minnesota                   55416
                    (Address of Principal Executive Offices)          (Zip Code)

      CYBEROPTICS CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
               CYBEROPTICS CORPORATION RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

John D. Beagan                                   Copy to:
Vice President--Finance                          Thomas Martin
CyberOptics Corporation                          Dorsey & Whitney LLP
5900 Golden Hills Drive                          220 South Sixth Street
Golden Valley, Minnesota  55416                  Minneapolis, MN 55402
(Name and address of agent for service)

                                 (612) 542-5000
          (Telephone number, including area code, of agent for service)

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                        CALCULATION OF REGISTRATION FEE

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 Title of                        Proposed          Proposed
Securities        Amount          Maximum           Maximum          Amount of
  to be           to be        Offering Price      Aggregate        Registration
Registered     Registered(1)    Per Share(2)    Offering Price(2)       Fee
--------------------------------------------------------------------------------
Common Stock
no par value     480,000          $25.875         $12,420,000          $3,764
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(1) The number of shares being registered represents 400,000 additional shares of Common Stock which may be issued pursuant to the CyberOptics Corporation Restated Stock Option Plan and 80,000 shares which may be issued pursuant to the CyberOptics Corporation Stock Option Plan for Non-Employee Directors, in addition to shares previously registered.

(2) Estimated solely for the purpose of determining the registration fee. The proposed maximum offering price is based upon the average of the high and low selling prices of the Common Stock quoted on NASDAQ NMS for October 28, 1997.

Pursuant to General Instruction E of the General Instructions to the Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 filed April 6, 1988 (No. 33-21092) and the Registrant's Registration Statement on Form S-8 filed July 1, 1991 (No. 33-41509), the Registrant's Registration Statement on Form S-8 filed June 25, 1994 (No. 33-80838) and the Registrant's Registration Statement on Form S-8 filed July 1, 1991 (33-41515).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

   Exhibit Number                        Description
   --------------                        -----------

        4.1       Restated Stock Option Plan of the Company, as amended.

        4.2       Stock Option Plan for Non-Employee Directors, as amended.

        5         Opinion of Dorsey & Whitney LLP.

        24.1      Consent of Coopers & Lybrand L.L.P.

        24.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

        25 Power of Attorney (included in the signature page to this Registration Statement).

Item 9.  Undertakings.

     A.   Post-Effective Amendments

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Subsequent Documents Incorporated by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Claims for Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 27th day of October, 1997.

                                        CYBEROPTICS CORPORATION


                                        By: /s/ STEVEN K.CASE
                                            ------------------------------
                                            Steven K. Case, President

                                POWER OF ATTORNEY

     The officers and directors of CyberOptics Corporation, whose signatures appear below, hereby constitute and appoint Steven K. Case and John D. Beagan, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of CyberOptics Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Name                               Title
                 ----                               -----
       /s/ STEVEN K.CASE               President and Director             October 27, 1997
     -----------------------------     (PRINCIPAL EXECUTIVE OFFICER)
     Steven K. Case

       /s/ JOHN D. BEAGAN              Vice President-Operations and      October 27, 1997
     -----------------------------     Chief Financial Officer
     John D. Beagan                    (PRINCIPAL FINANCIAL OFFICER)

       /s/ SCOTT LARSON                Controller                         October 27, 1997
     -----------------------------     (PRINCIPAL ACCOUNTING OFFICER)
     Scott Larson

       /s/ ALEX B. CIMOCHOWSKI         Director                           October 27, 1997
     -----------------------------
     Alex B. Cimochowski

       /s/ ERWIN A. KELEN              Director                           October 27, 1997
     -----------------------------
     Erwin A. Kelen

       /s/ GEORGE E. KLINE             Director                           October 27, 1997
     -----------------------------
     George E. Kline

       /s/ STEVEN M. QUIST             Director                           October 27, 1997
     -----------------------------
     Steven M. Quist

       /s/ P. JUNE MIN                 Director                           October 27, 1997
     -----------------------------
     P. June Min


                                  EXHIBIT INDEX


Exhibit Number      Description                                             Page
--------------      -----------                                             ----

     4.1            Restated Stock Option Plan, as amended.

     4.2 Stock Option Plan for Non-Employee Directors, as amended.

     5              Opinion of Dorsey & Whitney LLP.

     24.1           Consent of Coopers & Lybrand L.L.P.

     24.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

     25 Powers of Attorney (included in the signature page to this Registration Statement)